Exhibit 1.8

For More Information

Investor Relations	Media Relations

Craig Celek CDC Corporation 212.661.2160 craig.celek@cdccorporation.net	Jen Buchhalter Articulate Communications Inc. 617.451.7788, ext. 16 jbuchhalter@articulatepr.com

CDC SOFTWARE TO HOLD A CONFERENCE CALL ON MARCH 24TH, 2006 AT 9:00 AM EST TO DISCUSS ITS NEW
SIMPLIFIED PROPOSAL TO ONYX

[Atlanta and Hong Kong, March 22, 2006] CDC Software, a wholly owned subsidiary of CDC Corporation (NASDAQ: CHINA; website: www.cdccorporation.net) today announced that it will hold a conference call to discuss its new simplified proposal for a strategic transaction with Onyx Software Corporation (NASDAQ: ONXS: website: www.onyx.com). The call will be led by Mr. Peter Yip, the executive chairman of the board of CDC Software.

To listen, call the access number a few minutes before the scheduled start time of the call.

Date: Friday, March 24th, 2006

Time: 9:00 am EST

USA and CANADA Toll Free Number: + 877-692-2592

INTERNATIONAL Toll Number: + 973-582-2700

The conference ID number is # 7193850 and the call leader is Mr. Peter Yip.

Alternatively, the conference call can be heard via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=78433&eventID=1255631

A digital replay will be available until March 31, 2006 at:

USA and CANADA Toll Free Number:	+ 877-519-4471
INTERNATIONAL Toll Number:	+ 973-341-3080
Digital Pin:	7193850

About CDC Corporation

CDC Corporation (NASDAQ: CHINA) is focused on enterprise software, mobile applications and online games. As part of its strategic review, the company has reorganized into two primary operating business units, CDC Software and China.com Inc.

For more information about CDC Corporation, please visit the website: http://www.cdccorporation.net.

About CDC Software

CDC Software, the software unit of CDC Corporation, offers a broad range of software solutions for mid-sized enterprises. These products are utilized by approximately 3,500 customers worldwide.

For more information about CDC Software, please visit the website: www.cdcsoftware.com.